                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                      SIX MONTHS                               YEAR ENDED DECEMBER 31,
                                     ENDED JUNE 30,
                                          2002           2001            2000            1999            1998           1997
                                       ----------     ----------      ----------      ----------      ----------     ----------
INCOME (LOSS) BEFORE INCOME TAXES,
   MINORITY INTEREST AND
   EXTRAORDINARY ITEM ............     $   44,825     $  (91,383)     $ (112,376)     $ (160,722)     $  132,007     $   82,813
                                       ----------     ----------      ----------      ----------      ----------     ----------

FIXED CHARGES:
   INTEREST EXPENSE AND
      AMORTIZATION OF DEBT
      ISSUANCE COSTS .............     $   15,589     $   25,063      $   18,606      $   17,769      $   14,908     $       --
   INTEREST PORTIONS OF LEASES ...          4,132          8,506           6,133           5,033           3,600          4,133
                                       ----------     ----------      ----------      ----------      ----------     ----------

TOTAL FIXED CHARGES (B) ..........         19,721         33,569          24,739          22,802          18,508          4,133
                                       ==========     ==========      ==========      ==========      ==========     ==========

INCOME (LOSS) BEFORE INCOME TAXES,
   MINORITIES INTEREST AND
   EXTRAORDINARY ITEM PLUS FIXED
   CHARGES (A) ...................     $   64,546     $  (57,814)     $  (87,637)     $ (137,920)     $  150,515     $   86,946
                                       ----------     ----------      ----------      ----------      ----------     ----------


RATIO OF EARNINGS TO FIXED CHARGES
   (A/B) .........................           3.3x            --x             --x             --x             8.1          21.0x


DEFICIENCY OF EARNINGS TO FIXED
   CHARGES .......................     $       --     $   91,383      $  112,376      $  160,722      $       --     $       --
                                                      ----------      ----------      ----------
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